Exhibit 99.2

AUTOBYTEL INC.

Moderator: Sean Mansouri
May 4, 2017
5:00 p.m. ET

Operator:
This is conference # 9332168.

Good afternoon, everyone. Thank you for participating in today's conference call to discuss Autobytel financial results for the first quarter ended March 31, 2017.

Joining us today are Autobytel's President and CEO, Jeff Coats; the company's CFO, Kimberly Boren; and the company's outside Investor Relations Advisor, Sean Mansouri, with Liolios Group.

Following their remarks, we will open the call for your questions. I would now like to turn the call over to Mr. Mansouri for some introductory comments.

Sean Mansouri:
Thank you.

Before I introduce Jeff, I remind you that during today's call, including the question-and-answer session, any projections and forward-looking statements made regarding future events or Autobytel's future financial performance are covered by the safe harbor statements contained in today's press release, the slides accompanying this presentation and the company's public filings with the SEC.

Actual events may differ materially from those forward-looking statements. Specifically, please refer to the company's Form 10-Q for the quarter ended March 31, 2017, which was filed prior to this call as well as other filings made by Autobytel with the SEC from time to time. These filings identify factors that could cause results to differ materially from those forward-looking statements.

There are slides included with today's presentation to help illustrate some of the points being made and discussed during the call. The slides can be accessed by visiting Autobytel's website at autobytel.com. When there, go to Investor Relations and then click on “Events and Presentations.”

Please also note that during this call and/or in the accompanying slides, management will be disclosing non-GAAP income and non-GAAP EPS. For purposes of the 2017 guidance, we'll be adjusting 2016 revenues, non-GAAP income and non-GAAP EPS to reflect the exclusion of the company's specialty finance leads product that was divested at December 31, 2016.

And for year-over-year comparisons, prior year results with the exception of cash flow from operations for all periods presented are adjusted to exclude the company's specialty finance leads product, which was divested on December 31, 2016. These are non-GAAP financial measures as defined by SEC Regulation G.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in today's press release and/or in the slides, which are posted on the company's website.

And with that, I'll turn the call over to Jeff.

Jeffrey Coats:
Thank you, Sean, and good afternoon, everyone. Thank you for joining us today to discuss our first quarter 2017 results. As a reminder to those of you who are new to Autobytel, we are a pioneer and leading provider of online digital automotive services, connecting in-market car buyers with our dealer and manufacturer customers.

We are happy to announce that the momentum we gained from our record 2016 has carried into the first quarter of 2017. Our results were highlighted by another quarter of triple-digit growth in our clicks business, which is becoming a meaningful contributor to our overall financial performance and continues to strengthen our position as a digital leader in the automotive industry.

In line with expectations, lead revenues for the quarter were down slightly due to the effects of last year's initiative to systematically reduce lower quality leads supply. It's worth noting that this quality initiative continues to drive increased retention across our customer base, while providing us with more control of our high-quality leads supply as we begin to rely less and less on third-party suppliers.

But before commenting further, I'd like to turn the call over to Kim and have her take us through the important details of our financial results. Kim?

Kimberly Boren:
Thanks, Jeff, and good afternoon, everyone. As noted in our press release today, for year-over-year comparative purposes, the results for all periods presented and discussed on our call today exclude our specialty finance leads product, which was divested on December 31, 2016.

For those of you following along with our earnings presentation, on Slide 6, you see our first quarter revenues increase 8 percent to $37.3 million compared to an adjusted $34.6 million in the year-ago quarter. This was primarily driven by continued strong growth in advertising click revenues, which increased 152 percent to $6.5 million.

For listeners who have been following our story, you may recall that we’ve historically broken out our leads business to distinguish between our wholesale channel, which derives revenue through automotive manufacturers for dealers participating in their corporate leads program, and our retail channel, which comes directly from automotive dealers.

Due to evolving marketplace dynamics in the leads business, such as last year's transition of 190 retail dealers into one comprehensive OEM program as well as feedback from our shareholders and covering analysts, we've elected to simplify our story and aggregate the two channels, as it is no longer appropriate to look at these channel dynamics separately.

With that said, we will continue to break out new versus used car leads given that used cars remains a growth story for Autobytel with a long-term market opportunity. Jeff will expand on our used car business later in the call.

Moving to Slide 7, you'll see that we delivered approximately 2.2 million automotive leads during the first quarter compared to 2.3 million last year, a slight reduction as we work to replace a meaningful amount of the eliminated low-quality volume with higher-quality leads from our internal lead generation.

And on Slide 8, you'll see that dealer counts stood at 24,930 at March 31st, a slight increase from Q4. The increase was driven by greater demand for high-quality leads from our OEM and wholesale partners.

Similar to our leads breakout described earlier, these dealer counts reflect all of the dealers we sell leads to including both the wholesale and retail channels for new cars.

Moving on to advertising, our advertising revenues increased 112 percent to a record $8 million compared to $3.8 million in the year-ago quarter. The growth was once again due to a significant increase in click revenues.

On Slide 9, you'll see click revenues increase 152 percent to $6.5 million compared to $2.6 million in the same period last year. The increase was driven by the continued strong growth of impressions, click-through rates, and effective CPMs.

Now moving to Slide 10, gross profit during the first quarter was $12.9 million compared to an adjusted $13.2 million in the year-ago quarter. In line with expectations, gross margin was 34.6 percent. We continue to expect gross margins to remain in the mid-30 percent range over the coming quarters as we focus on increasing traffic and investing in technology.

Total operating expenses in the first quarter decreased 18 percent to $11.7 million compared to an adjusted $14.2 million in the year-ago quarter. The decrease was driven by nonrecurring expenses in the year-ago quarter including $1.3 million of severance expense, as well as business optimization initiatives, and lower headcount in the 2017 quarter. As a percentage of revenues, total operating expenses were 31.3 percent compared to an adjusted 41.1 percent for the year-ago quarter [Speaker inadvertently stated 41.4 percent instead of 41.1 percent as reflected in the accompanying Press Release].

We expect our OpEx as a percent of revenue to continue in the low 30 percent range as we increase investments in technology, and sales and marketing resources in 2017.

On a GAAP basis, net income for the first quarter was $484,000 or $0.04 per diluted share on 13.3 million shares, compared to an adjusted net loss of $749,000 or negative $(0.07) per share on 10.5 million shares in the year-ago quarter. The increase was driven by the aforementioned growth of advertising click revenues and reduced operating expenses.

For the first quarter, non-GAAP income, which adds back amortization on acquired intangibles, noncash stock-based compensation, acquisition costs, severance costs, gain or loss on investment or sale, litigation settlements, and income taxes, increased 24 percent to $3.5 million or $0.26 per diluted share, compared to an adjusted $2.8 million or $0.21 per diluted share in the first quarter of 2016.

Cash provided by operations in the first quarter improved to $3.5 million, compared to an unadjusted $1.6 million in the prior year quarter.

On Slide 11, you'll see that our cash balance remains strong and continues to grow despite debt pay down, with cash and cash equivalents of $39.6 million at March 31, 2017, compared to $38.5 million at December 31, 2016. Total debt at March 31, 2017 was reduced to $20.4 million compared to $23.1 million at the end of 2016.

With that, I'll now turn the call back over to Jeff.

Jeffrey Coats:
Thank you, Kim. As I mentioned earlier, the first quarter of 2017 was highlighted by the strong momentum in our clicks business. We are continuing to increase click volumes with existing clients and have begun to add OEMs, large dealer groups, dealer agencies and Tier-2 dealer associations.

In fact, one major Asian OEM has recently committed to a low 7-figure marketing spend agreement in 2017 that would send our high-intent traffic to their Tier-1 consumer websites. As I've mentioned in the past, our strong growth in clicks up to this point has only come from a small number of dealer and OEM customers with approximately 98 percent retention. Customer feedback remains very positive.

In Q3 2016, we began heavily investing in traffic acquisition to accelerate the continued growth of both of our high-quality clicks product and our high-quality leads supply. OEMs typically have very advanced digital marketing capabilities, and their increased demand continues to demonstrate that they understand the high ROI from our high-quality leads and clicks.

We have actually been approached by several OEMs about restructuring our relationships to transition all of their retail dealers on our network into one comprehensive OEM program for each respective OEM, similar to the 190 retail dealer transitions we had with a different OEM last year. These discussions further reflect the evolving dynamics in our leads business and were the contributing factor in our decision to combine retail and wholesale leads in our tracked metrics.

We’ve found that these restructured agreements have several benefits to our business. In addition to the customer service and administrative relief of dealing with one OEM as opposed to hundreds of dealers, the agreement provides us with the opportunity to supply leads to even more dealers from the OEM that weren't previously on our network.

Also, this type of comprehensive relationship allows us to work closer with the OEM field sales force on best practices and provides us with a natural channel to introduce new products and services.

Ultimately, the benefit of this type of OEM program outweighs the loss of the direct dealer relationships. For instance, the results of last year's OEM program transition have already been very impressive with lead volumes up 20 percent versus the same period in 2016.

At the end of the third quarter last year, we launched a new version of usedcars.com with fully responsive technology and mobile friendly application. We remain very excited about the strength of the “usedcars” domain and will continue to invest in it to make it the premier used vehicle destination for consumers. Our investments in the used car business have been paying off with our traffic to the usedcars.com site increasing more than 25 percent since the relaunch.

In addition, our consumer acquisition team has begun launching SEM campaigns to generate used car leads. This marks our first major push into used car paid search and is built upon the usedcars.com website infrastructure. This platform takes advantage of proprietary techniques and technology acquired from Dealix and Autotegrity combined with our existing expertise. In just a short period of time, these SEM campaigns have contributed 17 percent of our total used car volume.

The opportunity in the used car business will continue to be significant. The used car market in the United States has historically been 2 to 3x that of new, and growth in this market is projected to outpace new cars for at least the next few years. That said, our used car business remains a focal point for growth, and we continue to increase the level of resources dedicated to ramping our used car platforms for internal lead generation.

Turning now to our usual industry metrics for the quarter, on Slide 12, you can see that we estimate sales to consumers submitting new car leads through Autobytel's network increased 23 percent to approximately 748,000 units in 2016, which is estimated to have accounted for approximately 5 percent of all new light vehicle retail sales in the United States.

From a used car perspective, we estimate that Autobytel leads accounted for 837,000 unit sales in 2016, a 36 percent increase over the prior year and approximately 2 percent of all used car retail sales in the United States. This compares relatively to flat growth for the industry at large for both new and used car sales.

On Slide 13, you'll see that our estimated average buy rate for internally generated leads in the first quarter was 18 percent, which remains in our targeted range of 16 percent to 24 percent. Because of our ongoing commitment to lead quality, we are continuing to focus on enhanced methodologies to meaningfully increase the mix of internally generated leads from the current 80 percent level, while only utilizing volume from a small number of trusted suppliers who share our commitment to quality. As I mentioned earlier, this has resulted in increased retention across our customer base.

On Slide 14, you'll also note that these estimated buy rates have remained consistently strong since Q1 2011 with Autobytel.com generating an average buy rate of 25 percent and all Autobytel internally generated leads at about 18 percent.

We are often asked how we compare to other pay-per-sale models in the marketplace. On Slide 15, you can see that at a conservative 15 percent to 19 percent buy rate for leads that we delivered to our dealer customers, the hypothetical pay-per-sale in our model would effectively range between $116 and $147 per car sold. This cost would of course be even lower with our targeted 16 percent to 24 percent buy rates.

Moving on to the industry outlook, as you can see on Slide 16, Automotive News has a seasonally adjusted annual run rate or SAAR for total sales at 17.5 million units for April 2017, which is flat compared to one year ago and up from 16.6 million units in March.

And on Slide 17, you'll see that in April, J.D. Power / LMC automotive forecasted full year 2017 total light vehicle sales of 17.5 million units and retail light vehicle sales at 14.2 million units, both roughly flat from 2016.

Moving now to our 2017 business outlook highlighted on Slide 18, we continue to expect revenue to range between $156 million and $160 million, representing an increase of approximately 4 percent to 7 percent from 2016 [Speaker inadvertently stated 4 to 6 percent but actual range was 4 to 7 percent as reflected in the accompanying Press Release and Slides]. We also expect non-GAAP income to range between $16.8 million and $17.3 million, representing an increase of up to approximately 3 percent for 2016 with non-GAAP diluted EPS ranging between $1.24 and $1.28 on 13.5 million shares.

Note that for comparative purposes, the foregoing percentage growth calculations and 2016 non-GAAP diluted EPS exclude 2016 revenues, non-GAAP income, and non-GAAP EPS related to the company's specialty finance leads product that we divested on December 31, 2016.

2017 remains a year of growth and continued investment for Autobytel. We will focus on investments in technology, including investment in our consumer acquisition technology, the AutoWeb ad platform, and our consumer-facing websites, which include Car.com, AutoWeb.com, Autobytel.com and usedcars.com. We are also investing in an enterprise data platform, which will combine all of our data into one unified data lake.

This will enable us to continue to optimize the consumer experience, increase efficiency of operations, and provide a more personalized experience for our customers. We also expect to continue to strengthen our U.S. and Guatemalan development teams to further accelerate the growth of our click and core leads products, especially the usedcars.com website. And, we expect these investments to ultimately enhance and simplify the consumer's path to purchase of new or used cars and trucks while providing access to high-intent, in-market car buyers for our dealer, and OEM customers.

At this time, Operator, we’re happy to take questions.

Questions and Answers

Operator:
Thank you, sir. Ladies and gentlemen, at this time, if you have a question, please press star, then one on your touchtone telephone. If your question has been answered, or you wish to remove yourself from the queue, please press the pound key.

Our first question will come from Sameet Sinha with B. Riley. Please proceed.

Sameet Sinha:
A couple of questions here. So talking about the used car business, you said 78 percent of your volume is coming through search engine marketing. Where is the balance of the volume coming from?

And the second question is, if we look at your revenue, the way you maintained full year guidance despite having a very strong Q1. If you assume a 5 percent sequential growth in revenue in the second quarter, which is to be expected because of a seasonally strong quarter, you're basically saying the second half, you're expecting flat year-over-year revenue –adjusted revenue. Can you talk about that? Then, I have a follow-up.

Jeffrey Coats:
Sameet, I'll answer your first question, and Kim can answer the second one. We (gain) our used car lead volume through partnerships with other firms that we buy the leads from, which is a large portion of our used car volume as well as the pure organic leads that come off of our website, in addition to what we're doing from an SEM standpoint.

But we are continuing to invest additional resources in our SEM capabilities in order to drive a higher volume of that traffic –of that volume. And of course, it just takes a little bit of time because we are trying to make sure that we're generating the same kind of quality. So overall, about 50 percent of our used leads are organic in nature, and the remainder are leads that we buy from partners on the outside.

Kimberly Boren:
And then, Sameet, for your second question regarding revenues. So one quick misnomer in what you said. Q2 is typically lower than Q1. So Q1 and Q3 are typically our stronger quarters whereas Q2 and Q4 are typically our weaker quarters, although we've seen that changing a little bit with the incentives in the markets in Black Friday in the fourth quarter.

And with automotive projections, we'd expect this year to be a little bit choppy. But in any case, Q2 should be lower than Q1 from a seasonal perspective. And then I also wonder if you're excluding the specialty finance numbers when you said that there would be little growth quarter –or year-over-year from a quarterly perspective in the second half.

Sameet Sinha:
Okay. It was, I guess, the second quarter seasonality which I had not understood properly. My follow-up question is, can you talk about the dealer count? SAAR finally started to move up. What are the trends that you think that's a sustainable trend at this point or is this something that happened one time? Can you elaborate on that please?

Jeffrey Coats:
I don't think it's a one-time thing, Sameet. It's really a function of the dealers that are on our retail program and the dealers that are members of the corporate leads programs of each of the 31 manufacturers or 31 brands that we do business with. So they have dealers coming in and out of the corporate programs as they fill the volume that each of those respective dealers want to buy from the program.

So those numbers fluctuate. We experience something similar, as you know, on the retail side, the churn in the dealer body. But to some extent, the characteristics are somewhat same –somewhat the same. We've come to realize that more dealers move in and out during the course of the year than we've recognized historically, and that's because they're using different products throughout different times of the year.

We would expect to see a better dealer profile, number of dealers with whom we do business as we move forward.

Operator:
Our next question will come from Gary Prestopino with Barrington Research.

Gary Prestopino:
A number of questions here. Jeff, could you tell us what percentage of your leads and percentage of your revenues were used? Are you giving out those statistics anymore in the quarter, and how that shifted year-over-year?

Kimberly Boren:
Gary, so we didn't give out revenues, but if you look in the slide presentation, you can see the distribution between new and used leads.

Gary Prestopino:
Yes, all right –but that's kind of –all right, I can work with that. The other thing is, Jeff, you've mentioned something about –I didn't quite catch it. Thought process of focusing more on the corporate lead programs versus dealers, specific dealers? And I guess what happens there is, like you say, the OEM –the dealers work with the OEM manufacturer and I guess sign-up for a program through the OEM? Is that how that works?

Jeffrey Coats:
Yes.

Gary Prestopino:
Okay. So your thought-process is possibly moving more resources to that channel of distribution versus having the individual dealer touch points?

Jeffrey Coats:
Generally, the answer to that question is we plan to focus on it a little more, yes, but not really moving more resources to it per se because it's already very efficiently managed by the people that we have involved. We may have to beef that up a little bit over time. But the manufacturers do a lot of the lifting. We get one invoice as opposed to hundreds of invoices.

The manufacturer –dealer –individual dealers will scrub out leads or return leads to us. That's not really something that happens in the manufacturer programs. There are a lot of benefits. In addition, in the program that took place last year, part of the reason we were willing to do it is they committed to work with us to sell our other products to the dealers as part of their dealer base either by co-opting it or just having their field salespeople help with it or whatever.

And so that has really helped us increase the sale of some of our other dealer products in addition. So we think there's a lot of benefit doing it that way. I don't necessarily expect that perhaps even a majority of our retail business will evolve in that direction.

But there are several other manufacturers that we know are interested in doing this, and so we'll see on a case-by-case basis whether that makes sense. The one we've done so far does a lot –does make a lot of sense, and we would expect some similar benefits in some of the others. So we'll see.

And in addition, it also positions us much more strongly for our clicks product to have the manufacturers involve both as a customer of our clicks product and assisting us with encouraging their dealers to sign up for it, if not perhaps have some of that co-opted as well. So there are multiple benefits of this approach.

Gary Prestopino:
Okay. Just a couple more questions and I'll jump off. In terms of the AutoWeb business, I believe you had said that you were just kind of testing that out with a small subset of dealers, and the plan is to roll it out throughout 2017. If that's a correct statement, when will all of this be –the ability, or the AutoWeb product –be rolled out to all your customer base?

Jeffrey Coats:
Well, it will take some time to roll it out to all of the customer base. We've begun discussions and meetings with various manufacturers and large dealer groups. As I mentioned in the script, we've already signed the deal with one particular Asian manufacturer that's committed to a 7-figure spend on the clicks product for 2017.

Part of the timing on some of these, particularly with the clicks products, is we have to do some integration work with either the manufacturer or the dealer, dealer agency involved in doing it. So it takes a little bit of time to actually begin generating revenue.

But we are in the process of beginning to roll it out to a larger number of our customers. And of course, we're targeting the larger customers first, the manufacturers, the large dealer groups as we get going with it.

Operator:
Thank you. As a reminder, ladies and gentlemen, if you have a question at this time, please press star then one on your touchtone telephone.

Our next question will come from Bruce Goldfarb with Lake Street Capital. Please proceed.

Bruce Goldfarb:
So my first question has to do with just leads and pricing power. Given sort of a flattish SAAR and some inventory buildup, dealer inventory buildup, have you had any ability or you guys have been able to increase prices on leads?

Jeffrey Coats:
Well, we are raising prices on leads and new contracts as we write them. And as we have opportunities, we are raising prices at the dealer level, yes. And we've also had some opportunities to do that at the manufacturer level and have done so. So it's –we are doing it. It's not across the board, but we are –we have been increasing price.

Bruce Goldfarb:
Thank you. And then the pay-per-click business was up 152 percent. For the same reasons, sort of a flattish SAAR, are you seeing a lot more demand and interest in that business?

Jeffrey Coats:
We are seeing a lot of interest in that business. And the pricing in it, as I think you know, is currently, we provide clicks to dealers –through their agencies for the most part –at a flat $3.50 a click. On the manufacturer side, the wholesale side, it's really more of an auction driven approach. Where we started off originally one year or two ago, (at) $0.50 per click. And today, those auctions run between $1 and $2 per click, depending upon the make and the geography.

So we would expect the dynamics of supply and demand to further kick in, and we should see some escalation in those prices as different buyers are interested in buying limited click volume. And, we benefit from that, which is of course the whole reason that the clicks business is on an auction driven basis. Supply and demand.

Bruce Goldfarb:
And then it sounds like the used –the traffic on the usedcars.com site is up significantly. Do you guys have a timetable when do you want to try to change the mix from organic to purchased in terms of the used car leads?

Jeffrey Coats:
Well, as I mentioned before, currently, it's about 50 percent organic, the volume. We are turning up the flame under the SEM side. So even though we have to be careful and do it in a quality driven approach –so we don't get too far ahead of ourselves –I would think we'll have more success growing the paid side of the used car volume quicker than we will the organic side.

But candidly, that will actually be interesting and fun to be part of, because as I mentioned, we are continuing to invest in the usedcars.com website –that is the pivot, the center around which we're building our used car business. That had been historically an incredibly robust site for Dealix back when they were operating it on a very focused basis a few years ago. And so we are in the process of moving it back to that kind of historical, robust approach.

So, we remain extremely bullish about the growth opportunities for us in the used car business. It's still probably less than 10 percent of our overall revenue. So there's a big growth opportunity for us there.

Operator:
Thank you. At this time, this concludes our question-and-answer session. I would now like to turn the call back over to Mr. Coats for closing remarks.

Jeffrey Coats:
Thank you. Thanks, everyone, for joining the call today. I also want to thank our team of hardworking and dedicated employees. We will be presenting at the Barrington, B. Riley and Cowen conferences later this month and in June and hope to catch some of you there. If not, we look forward to providing you the next update on the Q2 call in August. Thank you.

Operator:
Ladies and gentlemen, this does conclude today's teleconference. You may now disconnect your lines at this time. Thank you for your participation.

END

autobytel®

Bringing Consumers and
Dealers Together Since 1995

Autobytel **Q1 2017** Results Presentation

May 4, 2017
NASDAQ: ABTL

Safe Harbor Statement and Non-GAAP Disclosures

autobytel NASDAQ: ABTL

The statements made in the accompanying conference call or contained in this presentation that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company expects gross margin to remain in the mid-30% range over the coming quarters as it focuses on increased traffic and technology development, as well as the optimization of traffic acquisition costs; (ii) the company expects its opex as a percentage of revenue to continue in the low 30% range as the company increases investment in technology, sales and marketing resources in 2017; (iii) the company intends to continue to invest in the usedcars.com domain to make it the premier used vehicle destination for consumers; (iv) the company expects to focus on investments in technology, including investment in our consumer acquisition technology, the AutoWeb ad platform, and its consumer facing websites – which include car.com, autoweb.com, Autobytel.com and usedcars.com; (v) the company expects to continue to strengthen its U.S. and Guatemalan development teams to further accelerate the growth of the company’s click and core leads products, especially the usedcars.com website; (vi) the company expects that these investments to ultimately enhance and simplify the consumer’s path to purchase of new or used cars and trucks, while providing access to high-intent, in-market car buyers for the company’s dealer and OEM customers; and (vii) the company currently expects revenue to range between $156 million and $160 million, an increase of approximately 4% to 7% from 2016, and the company expects non-GAAP income to range between $16.8 million and $17.3 million, representing an increase of up to approximately 3%, with non-GAAP diluted EPS ranging between $1.24 and $1.28 on 13.5 million shares (noting that for comparative purposes, the foregoing percentage growth calculations, and the 2016 non-GAAP diluted EPS, exclude 2016 revenues, non-GAAP income and non-GAAP EPS related to the company’s specialty finance leads product that was divested on December 31, 2016), are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results, or financial condition of Autobytel and the market price of the Company’s stock.

This presentation includes non-GAAP financial measures as defined by SEC Regulation G. Autobytel’s definitions of the non-GAAP financial measures used in this presentation and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the appendix of this presentation. Autobytel’s management believes that these non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are better metrics for monitoring the Company's performance given the effects of the Company's net operating loss carryforwards, acquisitions and non-cash stock-based compensation. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure

Copyright © 2017 Autobytel Inc.

2

Q1 2017 Financial Summary[1]

autobytel
NASDAQ: ABTL

(vs. YoY)

- **Revenues increased 8%** to a Q1 record $37.3 million
- **Advertising revenues increased 112%** to a record $8.0 million
- **Click revenues increased 152%** to $6.5 million
- **Net Income was** $0.5 million or $0.04 per diluted share
- **Non-GAAP income[2] increased 24% to** $3.5 million or $0.26 per diluted share

1) For comparative purposes, prior year results exclude the company's specialty finance leads product, which was divested on December 31, 2016.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.

Click Revenues Continue to Drive Strong Growth

3

Autobytel's Large Addressable Market

autobytel
NASDAQ: ABTL

Total US Automotive Digital Ad Spend Estimate for 2017

$9.13 Billion

$3.33 B
Search & pay-per-click
$3.14 B
Video, media & banner display
$0.83 B
Lead generation & directories

autoweb
autobytel
autobytel

Source: eMarketer.com estimates.

Addressable Market Grows By Entering Pay-per-Click Market

4

All Digital ROI Driven Ad Channels are Growing

autobytel NASDAQ: ABTL

Vehicle Digital Ad Spend by Channel

$7billion
$6billion
$5billion
$4billion
$3billion
$2billion
$1billion
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20
Clicks
autoweb
Display
autobytel
Leads
autobytel
Listings
$9B
Market Size 2016
$15B
Market Size 2020

Source: eMarketer.com estimates.

Autobytel Focusing In Highest Demand Channels

5

Quarterly Revenue[1]

Automotive Leads & Services
Advertising
$25.4
0.7
24.7
$24.0
0.8
23.2
$25.6
1.1
24.5
$24.5
1.6
22.9
$24.6
1.6
23.0
$28.8
2.0
26.8
$38.5
3.2
35.3
$34.8
3.7
31.1
$34.6
3.8
30.8
$34.6
5.3
29.3
$42.2
7.4
34.9
$39.0
8.1
30.9
$37.3
8.0
29.4
Q1'14
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17

- **Advertising:** Up 112% YoY due to continued strong growth of click revenues.
- **Auto Leads & Services:** Down 5% YoY due to systematic reduction of lower quality leads supply over the course of 2016.

1) For comparative purposes, all prior results exclude the company's specialty finance leads product, which was divested on December 31, 2016.

Autobytel Q1 Revenue up 8% YoY

6

Total Lead Volume

autobytel
NASDAQ: ABTL

(millions)
New Car Leads
Used Car Leads
1.4
0.1
1.3
Q4'13
1.7
0.2
1.5
Q1'14
1.6
0.2
1.4
Q2'14
1.7
0.2
1.5
Q3'14
1.6
0.2
1.4
Q4'14
1.6
0.2
1.4
Q1'15
2.0
0.3
1.7
Q2'15
2.8
0.5
2.3
Q3'15
2.4
0.4
2.0
Q4'15
2.3
0.4
1.8
Q1'16
2.1
0.3
1.8
Q2'16
2.6
0.4
2.2
Q3'16
2.3
0.3
2.0
Q4'16
2.2
0.4
1.8
Q1'17

- **Total lead volume** slightly down as the company worked to replace a meaningful amount of eliminated low quality volume with higher quality leads from internal-lead generation.
- In Q4'15, the company began implementing its high-quality leads supply initiatives by focusing on increasing internal-lead generation and systematically reducing the volume of lower quality leads from 3rd party suppliers.

7

Autobytel Footprint – Dealers

autobytel NASDAQ: ABTL

New Car Franchises
22,408
22,988
22,745
23,666
23,989
24,201
24,294
24,521
24,243
24,817
25,000
25,049
24,852
24,930
Q4'13
Q1'14
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16[1]
Q1'17

- Total dealer count now reflects our entire dealer network, including both OEM/wholesale and retail dealers.
- Autobytel delivers leads to approximately 77% of all franchise dealers in the U.S.
- Sequential increase driven by greater demand for high-quality leads from our OEM and wholesale partners, demonstrating they understand the high ROI our leads can provide.

1) The decrease in dealer count in Q4'16 was driven by Toyota's discontinuation of the Scion brand.

8

Click Product Continues to Accelerate

autobytel NASDAQ: ABTL

- Q1 click revenues up 152% YoY, reflecting significant volume growth and expanding revenue per click

Click Revenue
(millions)
$0.0
$0.0
$0.1
$0.4
$0.4
$0.7
$1.4
$2.0
$2.6
$3.7
$5.5
$6.4
$6.5
Up 152% YOY
Q1'14
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15[1]
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17

1) Acquired AutoWeb October 1, 2015.

9

Financial Overview[1]

autobytel
NASDAQ: ABTL

	2016				2017
	Q1	Q2	Q3	Q4	Q1
Revenue ($M)	$34.6	$34.6	$42.2	$39.0	$37.3
Gross Profit ($M)	$13.2	$13.5	$15.3	$14.2	$12.9
Gross Margin	38.2%	39.1%	36.2%	36.5%	34.6%
Operating Expenses ($M)	$14.2	$12.7	$11.2	$12.4	$11.7
Operating Margin	-2.9%	2.4%	9.7%	4.8%	3.2%
Net Income ($M)	($0.7)	$0.4	$2.6	$1.4	$0.5
EPS Diluted	($0.07)	$0.03	$0.20	$0.10	$0.04
Non-GAAP Income ($M)[2]	$2.8	$3.0	$6.3	$4.7	$3.5
Non-GAAP EPS[3]	$0.21	$0.23	$0.47	$0.35	$0.26
Cash ($M)	$24.0	$27.1	$32.7	$38.5	$39.6
Cash Flow From Operations ($M)	$1.6	$4.6	$5.9	$6.2	$3.5
Closing Stock Price	$17.36	$13.87	$17.80	$13.45	$12.53

The above financials are impacted by rounding to the nearest $0.1M.

1) For comparative purposes, prior year results (with the exception of Cash Flow From Operations), exclude the company's specialty finance leads product, which was divested on December 31, 2016.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.
3) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

Q1 Record Revenue Drives Strong Cash Generation

10

Balance Sheet Supports Growth

autobytel NASDAQ: ABTL

- $39.6 million cash
- $11.4 million term loans, $8.0 million revolving line of credit, $1.0 million convertible note
- As of Dec 31, 2016, $106.3 million net operating loss carryforwards
  - $75.8 million federal; $30.5 million state
  - Federal NOLs do not expire until 2025 and beyond

Select Balance Sheet Items

$ Millions	Mar 31, 2017	Dec 31, 2016
Cash & cash equivalents	$39.6	$38.5
Receivables	28.5	33.6
Net deferred tax assets	25.6	19.5
Total assets	**165.7**	**165.3**
Debt	20.4	23.1
Total liabilities	**37.7**	**45.7**
Total stockholders' equity	**128.0**	**119.6**

$39.6 Million in Cash, $106.3 Million in Net Operating Loss Carryforwards

11

Autobytel Leads Drive Car Sales

autobytel NASDAQ: ABTL

- Consumers submitting leads via Autobytel network accounted for 3.3 million+ new retail sales from 2011-2016
  - This represents an **average of ~4% of all U.S. Light Vehicle New Retail Sales from 2011-2015**
  - **Increased to ~5%** of U.S. LV New Retail Sales for 2016
- Consumers submitting leads via Autobytel network accounted for an **average of ~2% of all U.S. used car sales from 2011-2016**
- Consistent growth despite minimal investment in the used car business from 2011-2016

U.S. LV New & Used Retail Sales by Autobytel Consumers
Retail Used
Retail New
15% CAGR FY12 – FY16
435,221
469,422
501,688
483,923
590,087
539,775
606,302
614,349
748,404
837,430
2012
2013
2014
2015
2016

Autobytel Consumers Accounted for ~5% of Annual US LV New Retail Sales

12

High Buy Rates

autobytel NASDAQ: ABTL

- **We estimate[1] buy rates** that reflect how many leads submitted by consumers through the Autobytel network convert to purchases, and how many leads were lost to other dealers
- **Most competitors rely only on feedback from dealers/manufacturers** with minimal attribution
- **Buy rate information provides the ability to drive pricing with dealers,** as well as incremental lead volume
- Internally generated leads account for ~80% of leads sold by Autobytel

Lead Conversions
(Consumers who Submitted a New Vehicle Lead & Bought New)
Internally-generated Autobytel leads have a buy rate of 18% to 29% — significantly higher than those we source from 3rd parties or purchase from our competitors
29%
18%
14%
14%
8%
3%
Autobytel.com Website
All ABTL Internally Generated
Other 3rd Party Supplier
Competitor/ Supplier A
Competitor/ Supplier B
Competitor/ Supplier C
80% of Leads Sold by Autobytel
20% of Leads Sold by Autobytel (Sourced from 3rd Parties or Competitors)

1) Estimated buy rates based on vehicle registration data and internal analysis. Buy rates are calculated using a three-month rolling average of 90 day close rates.

Autobytel Internally-Generated Lead Buy Rate is 3x Industry Average of ~6-8%

13

Average Buy Rate[1]

- **We have a proven track record** of providing high quality leads
- Autobytel's leading edge SEM practice featured in several Google White Papers
- We have consistently maintained these high buy rates since Q1 2011
  - **Autobytel.com avg. buy rate = 25%**
  - **All internally generated avg. buy rate = 18%**

Buy Rates - Autobytel.com
24%
24%
25%
26%
25%
22%
27%
27%
29%
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17

Buy Rates - All Internally Generated Autobytel
18%
18%
20%
19%
17%
16%
17%
17%
18%
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17

1) Contribution from Dealix began in 2016.

14

High ROI for Dealers

autobytel
NASDAQ: ABTL

- Given Autobytel's high conversion rates, our cost per lead model provides a favorable ROI for dealers
- The higher the conversion rate, the greater the price disparity
- Estimated historical average close rate for auto industry is 6-8%
  - **Autobytel estimated buy rate is 18-29%**
- Autobytel cost to dealer represents about half of all dealers' normal marketing expense **at $628**[1]

Average Dealer Cost Per Sale[2]

$399
$299
$367
$275
$220
$147
$116
Used Cost Per Sale
New Cost per Sale
6% Dealer Close Rate
8% Dealer Close Rate
10% Dealer Close Rate
15% Dealer Close Rate
19% Dealer Close Rate
Competitor
Average Leads Provider
autobytel

1) National Automobile Dealer Association (NADA), 2016.
2) Calculated with an average cost of $22 per lead.

Purchasing Leads From Autobytel Generates a Favorable ROI

15

Monthly Retail Auto Sales Forecast[1]

autobytel
NASDAQ: ABTL

(millions)
U.S. Annual SAAR
2015
2016
2017
18.5
18.0
17.5
17.0
16.5
16.0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov
Dec

- April 2017 SAAR for total sales:
  - 17.5 million units[2]
  - **Flat YoY**
- April 2017 projected SAAR for retail sales:
  - 14.2 million units
  - **Down 0.7% YoY**

1) J.D Power/LMC Automotive
2) Actual as reported by Automotive News

Autobytel On Track to Exceed Industry Growth

16

Annual Retail Auto Sales Forecast[1]

U.S. LV Sales Forecast – 2008 to 2017E
(millions)
Retail LV Sales
Total LV Sales
-18%
13.2
-17%
10.6
-21%
10.4
-19%
8.6
+12%
11.6
+7%
9.2
+9%
12.7
+12%
10.3
+14%
14.5
+14%
11.7
+8%
15.6
+9%
12.8
+6%
16.5
+6%
13.6
+6%
17.5
+5%
14.3
0%
17.5
-1%
14.1
0%
17.5
0%
14.2
2008A
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017E

- 2017 U.S. light vehicle sales forecast down slightly to 17.5 million units
  - **Down 0.1% YoY**
- 2017 U.S. retail light vehicle sales forecast up slightly to 14.2 million units
  - **Up 0.2% YoY**

1) J.D Power/LMC Automotive

Autobytel On Track to Exceed Industry Growth

17

2017 Outlook[1,2]

autobytel
NASDAQ: ABTL

	Low	High
Revenue	**$156.0**	**$160.0**
Growth	*4%*	*7%*
Non-GAAP Income[3]	**$16.8**	**$17.3**
Growth	*~ flat*	*3%*
Non-GAAP Diluted EPS	**$1.24**	**$1.28**
Growth	*(2%)*	*1%*

Revenue
Non-GAAP Diluted EPS
25% REVENUE CAGR FY12 – FY16
$61M
$0.32
$72M
$0.45
$99M
$0.76
$127M
$1.19
$150M
$1.27
$156M-
$160M
$1.24-
$1.28
FY12
FY13
FY14
FY15
FY16
FY17E

1) Guidance updated and effective only on May 4, 2017.
2) **For comparative purposes, all growth calculations and chart figures exclude contribution from the company's specialty finance leads product, which was divested on Dec 31, 2016.**
3) Non-GAAP Income is defined as net income/(loss), plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements, and non-GAAP EPS is defined as non-GAAP income divided by weighted average diluted shares outstanding (see appendix for reconciliation). The company has not provided a reconciliation of its 2017 non-GAAP diluted EPS guidance to the most directly comparable GAAP financial measure because the effect, timing and potential significance of the effects of tax considerations, primarily related to the company's net operating loss carryforwards, are out of the company's control and/or cannot be reasonably predicted. Consequently, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

18

Reconciliation of Specialty Finance Divestiture – Schedule A

autobytel

NASDAQ: ABTL

($ millions)		2012		2013		2014		2015		2016
Revenue	$	66.8	$	78.4	$	106.3	$	133.2	$	156.7
Finance Leads	$	6.2	$	6.2	$	6.9	$	6.5	$	6.3
Adjusted Revenue	$	60.6	$	72.2	$	99.4	$	126.7	$	150.4

($ millions)		2012		2013		2014		2015		2016
Non-GAAP Income[1]	$	3.7	$	5.1	$	9.3	$	15.4	$	17.3
Finance Leads	$	0.7	$	0.3	$	0.8	$	0.4	$	0.5
Adjusted Non-GAAP Income	$	2.9	$	4.7	$	8.5	$	15.0	$	16.8

		2012		2013		2014		2015		2016
Non-GAAP EPS[2]	$	0.40	$	0.48	$	0.83	$	1.22	$	1.30
Finance Leads	$	0.08	$	0.03	$	0.07	$	0.03	$	0.03
Adjusted Non-GAAP EPS	$	0.32	$	0.45	$	0.76	$	1.19	$	1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.
2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

19

Reconciliation of Specialty Finance Divestiture – Schedule B

autobytel NASDAQ: ABTL

	2016														
	QTD 3/31/16			QTD 6/30/16			QTD 9/30/16			QTD 12/31/16			YTD 12/31/16		
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted
Total Revenues	$ 36.2	$ 1.6	$ 34.6	$ 36.1	$ 1.6	$ 34.6	$ 43.9	$ 1.7	$ 42.2	$ 40.4	$ 1.4	$ 39.0	$ 156.7	$ 6.3	$ 150.4
Cost of revenues	22.6	1.2	21.4	22.2	1.2	21.0	28.2	1.2	26.9	25.8	1.0	24.7	98.8	4.7	94.1
Gross profit	13.6	0.4	13.2	13.9	0.4	13.5	15.8	0.4	15.3	14.6	0.4	14.2	57.9	1.7	56.3
Operating expenses	14.5	0.3	14.2	13.0	0.3	12.7	11.5	0.3	11.2	12.8	0.4	12.4	51.8	1.3	50.5
Operating income (loss)	(0.9)	0.1	(1.0)	0.9	0.1	0.8	4.3	0.1	4.1	1.8	(0.0)	1.9	6.1	0.3	5.8
Interest and other income (expense), net	(0.2)	-	(0.2)	(0.2)	-	(0.2)	(0.2)	-	(0.2)	1.2	-	1.2	0.6	-	0.6
Income (loss) before income tax provision (benefit)	(1.1)	0.1	(1.2)	0.7	0.1	0.6	4.1	0.1	3.9	3.0	(0.0)	3.1	6.7	0.3	6.3
Income tax provision (benefit)[1]	(0.4)	0.0	(0.5)	0.3	0.0	0.3	1.3	0.0	1.3	1.6	(0.0)	1.7	2.8	0.1	2.7
Net income (loss) and comprehensive income (loss)	$ (0.7)	$ 0.1	$ (0.7)	$ 0.4	$ 0.1	$ 0.4	$ 2.7	$ 0.1	$ 2.6	$ 1.4	$ (0.0)	$ 1.4	$ 3.9	$ 0.2	$ 3.7
Non-GAAP Income[2]	$ 2.9	$ 0.1	$ 2.8	$ 3.2	$ 0.1	$ 3.0	$ 6.5	$ 0.2	$ 6.3	$ 4.7	$ 0.0	$ 4.7	$ 17.3	$ 0.5	$ 16.8
Non-GAAP EPS[3]	$ 0.22	$ 0.01	$ 0.21	$ 0.24	$ 0.01	$ 0.23	$ 0.49	$ 0.01	$ 0.47	$ 0.35	$ 0.00	$ 0.35	$ 1.30	$ 0.03	$ 1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Tax provision for specialty finance leads standalone is computed using consolidated effective tax rate multiplied by finance leads income before income tax.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.
3) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

20

Contact Us

autobytel
NASDAQ: ABTL

COMPANY CONTACT

Autobytel
Kimberly Boren
Chief Financial Officer
949-862-1396
kimb@autobytel.com

AUTOBYTEL

18872 MacArthur Blvd
Irvine, CA 92612

INVESTOR RELATIONS

Cody Slach or Sean Mansouri
Liolios
949-574-3860
ABTL@liolios.com

autobytel
Your Lifetime Automotive Advisor

About Autobytel Inc.

Autobytel Inc. provides high quality consumer leads and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions.

The company pioneered the automotive Internet in 1995 with its flagship website www.autobytel.com, and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online. Investors and other interested parties can receive Autobytel news alerts and special event invitations by accessing the online registration form at investor.autobytel.com/alerts.cfm.

21

Appendix

- *Reconciliation Table*
- *Mobile Products*
- *Ancillary Products & Investments*

22

Non-GAAP Income & EPS Reconciliation

autobytel NASDAQ: ABTL

	2016														
	QTD 3/31/16			QTD 6/30/16			QTD 9/30/16			QTD 12/31/16			YTD 12/31/16		
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted
Net income (loss)	$ (0.7)	$ 0.1	$ (0.7)	$ 0.4	$ 0.1	$ 0.4	$ 2.7	$ 0.1	$ 2.6	$ 1.4	$ (0.0)	$ 1.4	$ 3.9	$ 0.2	$ 3.7
Amortization of acquired intangibles	1.4	-	1.4	1.4	-	1.4	1.5	-	1.5	1.4	-	1.4	5.7	-	5.7
Non-cash stock based compensation															
Cost of revenues	0.0	-	0.0	0.0	-	0.0	0.0	-	0.0	0.0	-	0.0	0.1	-	0.1
Sales and marketing	0.6	0.0	0.6	0.3	0.0	0.3	0.4	0.0	0.4	0.4	0.1	0.4	1.8	0.1	1.7
Technology support	0.3	-	0.3	0.1	-	0.1	0.1	-	0.1	0.1	-	0.1	0.6	-	0.6
General and administrative	0.4	-	0.4	0.4	-	0.4	0.5	-	0.5	0.7	-	0.7	2.0	-	2.0
Total non-cash stock-based compensation	1.4	0.0	1.3	0.9	0.0	0.8	0.9	0.0	0.9	1.2	0.1	1.2	4.4	0.1	4.3
Acquisition costs	0.4	-	0.4	0.1	-	0.1	-	-	-	0.0	-	0.0	0.6	-	0.6
Severance costs	0.8	-	0.8	-	-	-	-	-	-	0.5	-	0.5	1.4	-	1.4
Litigation settlements	(0.0)	-	(0.0)	0.0	-	0.0	(0.0)	-	(0.0)	(0.0)	-	(0.0)	(0.1)	-	(0.1)
Gain (loss) on investment	-	-	-	-	-	-	-	-	-	0.8	-	0.8	0.8	-	0.8
Gain on disposal	-	-	-	-	-	-	-	-	-	(2.2)	-	(2.2)	(2.2)	-	(2.2)
Income taxes	(0.4)	0.0	(0.5)	0.3	0.0	0.3	1.3	0.0	1.3	1.6	(0.0)	1.7	2.8	0.1	2.7
Non-GAAP income[1]	$ 2.9	$ 0.1	$ 2.8	$ 3.2	$ 0.1	$ 3.0	$ 6.5	$ 0.2	$ 6.3	$ 4.7	$ 0.0	$ 4.7	$ 17.3	$ 0.5	$ 16.8
Weighted average diluted shares	13,346	13,346	13,346	13,295	13,295	13,295	13,337	13,337	13,337	13,369	13,369	13,369	13,303	13,303	13,303
Non-GAAP EPS[2]	$ 0.22	$ 0.01	$ 0.21	$ 0.24	$ 0.01	$ 0.23	$ 0.49	$ 0.01	$ 0.47	$ 0.35	$ 0.00	$ 0.35	$ 1.30	$ 0.03	$ 1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements.
2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding.

23

Mobile Products

autobytel NASDAQ: ABTL

autobytel mobile

Suite of Mobile Products & Services

Text CBAUTO
TO 50123
To speak to
a Sales Rep

Text Marketing

Autobytel Mobile is a leader in providing texting services to dealerships. Text message marketing can be used on window stickers, showroom displays, billboards, print, TV, radio, and dealership websites.

TextShield®

Enables 2-way text conversations in a centralized and controlled environment.

Consumer Text
Text In
Text Out
CRM
Dealer Text Via Gateway

TextShield Gateway is the Centerpiece of Our Complete Mobile Suite

Apps

Features and functionality allow dealerships to stay engaged with customers by having them download a Dealer Branded App.

Mobile Websites

Award winning mobile sites convert traffic into real time leads.

Send2Phone

2014 Chevrolet Cruze LS
Ext Color: Red Hot
Int Color: Gray
Trans: Manual
Body Style: Sedan
MPG: 25 / 36
Send To Phone

Enables consumers to send tactical mobile landing pages to their cell phones via SMS.

Autobytel Enables Dealers to Reach the Increasingly Mobile Consumer

24

Ancillary Products & Investments

autobytel
NASDAQ: ABTL

SaleMove
From autobytel

- SaleMove technology allows dealers to interact with consumers in real-time through whichever method they choose (i.e. live video, phone, text-based chat, etc.).

GOmoto

- Invested in GoMoto: An interactive digital solution for dealer showrooms/service centers
- Designed to drive customer engagement and increase conversion

PAYMENTPRO
by autobytel

- Enables consumers to shop by payment with their PC or mobile device
- Provides dealers with pre-qualified customers

Redefining How Customers Interact With Dealers

25